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                                                                    Exhibit 99.1

NEWS RELEASE

                          CONVERGYS CORPORATION REPORTS
                         FIRST QUARTER FINANCIAL RESULTS

IN THE FIRST QUARTER:

..    Revenues decreased 5 percent to $560.4 million versus one year ago.

..    Operating income decreased to $68.5 million from $98.5 million.

..    Including pre-tax loss of $9.9 million from the cellular partnership investment resulting from the settlement of a lawsuit, GAAP net income decreased to $34.9 million or $0.22 per diluted share versus $59.6 million or $0.35 in 2002.

(Cincinnati; April 22, 2003) - - - Convergys Corporation (NYSE: CVG), the global leader in integrated billing, employee care, and customer care services, announced today its financial results for the first quarter of 2003.

Total revenues were $560.4 million compared to $587.5 million reported in the first quarter of 2002. Compared to the fourth quarter of 2002, revenues declined one percent. Operating income decreased 30 percent to $68.5 million from $98.5 million as operating margin dropped to 12.2 percent from 16.8 percent in the prior year. Convergys' cellular partnership investment generated a pre-tax loss of $9.9 million versus pre-tax earnings of $0.9 million in the first quarter of 2002. As announced in an earlier statement, the general partner of the cellular partnership recently informed Convergys that the partnership had settled a pending lawsuit for $22 million. As a result of its 45 percent interest in the partnership, Convergys' share of the settlement is $9.9 million, which it has recorded as a loss from its investment in the partnership. Interest expense decreased to $1.5 million from $3.6 million in the prior year. GAAP net income was $34.9 million or $0.22 per diluted share versus $59.6 million in the first quarter of 2002. Excluding the loss resulting from the cellular partnership settlement, Convergys' pro forma net income was $41.3, representing a 31 percent decrease from 2002. As a result, pro forma diluted EPS decreased 26 percent to $0.26 from $0.35 reflecting, in part, Convergys' share repurchases. Average diluted shares outstanding decreased 9 percent to 156.2 million. Convergys repurchased 4.9 million shares during the quarter.

"The global business environment remains challenging for our Information Management Group. Wireless subscriber growth has slowed significantly, carriers are delaying the large-scale rollout of new services, and burdened by heavy debt loads, telecommunication companies are managing their businesses with tight controls over expenditures. Although we are aggressively pursuing new business, the current North American market opportunity for our Information Management Group is difficult." said

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Jim Orr, Chairman, President, and CEO of Convergys. "Strengthening revenue in our Customer Management Group is partially helping to offset these challenging conditions. Additionally, strong cash flow and a solid balance sheet are allowing us to expand our market leading product portfolio, invest in research and development, and return value back to our shareholders through share repurchases."

First Quarter 2003 Highlights

Convergys announced three important domestic contracts during the quarter including a major business process outsourcing contract with the United States Postal Service (USPS) to support its Contact Center Network Solution project. This initial four-year contract (with a potential for an additional six one-year renewal options based on Convergys' performance and USPS business needs) will lower costs and enhance the Postal Service's customer experience.

Two Employee Care contract announcements included a multi-year, outsourced, employee care contract with RR Donnelley (NYSE: DNY). Convergys will provide a wide array of human resources administration services for the company's 25,000 U.S.-based employees through a centralized multi-channel HR service center. Convergys also announced a five-year contract with Office Depot (NYSE: ODP) to provide outsourced health and welfare benefits and leave of absence administration services. Convergys will support approximately 37,000 U.S. employees of Office Depot with employee care specialists, Web-based self-service capabilities, and other technologies.

Continuing to penetrate international markets with additional contracts, Convergys announced it had signed an expanded billing contract with Brasil Telecom SA (NYSE: BTM) to support Brasil Telecom's future "Mobile Personal Service" wireless subscribers. Convergys will also support the operator's 2 million corporate customers of fixed telephony (i.e., wireline) services as part of the expanded multi-year agreement.

In Europe, Danish ISP Cybercity deployed Convergys' Geneva software to support the company's home market DSL program and the rollout of new broadband services. Convergys also signed a contract with Germany's EWE TEL to support the regional telephone company with Convergys' IP Suite. In addition, Convergys announced a contract with French mobile operator Bouygues Telecom, one of the leading French mobile operators, to provide a new billing solution that incorporates Convergys' award-winning Geneva components.

Convergys is upgrading Telewest Broadband's ICOMS billing and customer care system that currently provides multi-channel television, telephone, and Internet services to 1.76 million U.K. households and voice and data telecommunications services to more than 74,000 businesses.

Also in Great Britain, BT Retail has selected Convergys as prime contractor to implement a Geneva-based billing solution for FeatureNet, BT's corporate virtual private network (VPN) operation.

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Convergys made several product announcements during the quarter including updated versions of its Atlys and Geneva billing and customer care solutions, as well as its Settlement Suite.

Convergys announced its new Prepaid Gateway for Atlys[r] and Geneva[tm] clients. The integrated billing component acts as an interface between the Atlys or Geneva real-time rating engine and the intelligent network (IN) platform providing operators with a unified method of supporting all pre-paid and post-paid customers across all types of services.

In addition, Convergys announced the newest update to its Credit Card Acquisition Program that enables credit card issuers to increase their conversion rates while lowering acquisition costs and gaining more knowledge of their customers.

Convergys also entered into a global marketing relationship with IBM (NYSE: IBM) with the goals of delivering highly flexible and scalable billing solutions to communications providers worldwide, pursuing sales opportunities jointly, expanding product offerings, and sharing technical expertise.

April 2003 Highlights to Date

Convergys announced that it has deployed the latest version of its WIZARD [r] software for Israeli multichannel, satellite operator, YES.

Convergys also announced the availability of Mediation Manager Release 3.1, which features multi-byte support for Chinese, Japanese, and Korean languages.

For the third consecutive year, Convergys was rated one of "America's Most Admired" companies in the diversified outsourcing industry according to Fortune Magazine.

Convergys announced its second integrated contact center in India in Bangalore.

Orr continued, "Despite the current business environment, I continue to be confident in Convergys' long-term growth prospects and opportunity to create shareholder value. We are focused on our well-defined strategy of delivering value to our clients. I continue to believe that current economic conditions will lead companies to search for the most cost-effective method of delivering quality service to their customers and that search will accelerate the movement toward outsourcing. Convergys is well positioned to take advantage of this trend in both our customer management and employee care businesses. In addition, when the economy and the telecommunications market recover, our information management business will be ready with the most advanced technology in billing and customer care solutions designed to meet the specific needs of our clients."

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Operating Performance by Segment

Information Management Group (IMG)

Excluding intercompany sales, first quarter 2003 IMG revenues decreased 16 percent to $196.7 million, from $233.3 million in the same period last year. Compared to the fourth quarter of 2002, IMG revenues decreased by only two percent. Data processing revenues decreased 11 percent to $118.9 million from $133.9 million, representing a 3 percent year-over-year decrease in wireless subscribers processed and lower wireless average per subscriber processing rates, partially offset by an increase in cable data processing revenues. The decrease in wireless subscribers resulted from conversions off Convergys systems during the third quarter of 2002, partially offset by slow subscriber growth among Convergys' other wireless clients.

Professional and consulting revenues decreased 50 percent to $26.8 million from $53.1 million reflecting a reduction in system enhancement requests and implementations of new systems from Convergys' wireless and cable clients as communications companies continued their constraints on IT spending. On a positive note, license and other revenues increased slightly to $13.6 million from $12.8 million reflecting the expanded relationship with one of Convergys' largest cable clients. Also on the plus side, international revenues increased 12 percent to $37.4 reflecting combined revenue growth of approximately $11 million resulting from the July, 2002, acquisition of TelesensKSCL and Convergys' expansion in the Asia Pacific and Latin American markets.

First quarter operating income for IMG decreased 50 percent to $28.2 million from $56.4 million. Operating margin was 14.3 percent compared with 24.2 percent from the first quarter of last year reflecting lower revenues, higher medical and pension benefit costs, and increased selling, general, and administrative expenses resulting from Convergys' international expansion. This was partially offset by savings realized through the restructuring Convergys began in the fourth quarter of 2002.

Customer Management Group

CMG revenues were $363.7 million, a 3 percent increase compared to $354.2 million in the first quarter of 2002, primarily reflecting increased levels of business with many of Convergys' top 20 clients including several clients in the financial services sector. CMG revenues were essentially flat versus the fourth quarter of 2002, reflecting a normal seasonal progression.

CMG's operating income declined 2 percent to $43.0 million compared to $44.0 million in the prior year. CMG reported an 11.8 percent operating margin in the first quarter of 2003, down from the 12.4 percent reported in the first quarter of 2002. The decline reflects increases in wage, medical, and pension benefit costs, and increased investment in the Employee Care business, partially offset by the increase in revenues.

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Business Outlook

The following forward looking-statements reflect Convergys Corporation's expectations as of April 22, 2003. Given the various risk factors discussed below, actual results may differ materially. The company intends to continue its practice of not updating forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

2003 Financial Guidance

For the full year of 2003, IMG revenue could decline by 7 to 15 percent from 2002 levels, and operating margin could be from 15 to 19 percent.

IMG second quarter revenue could be flat to up slightly from first quarter levels due primarily to a possible increase in international revenue, which could be partially offset by a further reduction in professional and consulting revenue. The operating margin for IMG in the second quarter could improve from first quarter levels, as the benefits of the restructuring initiative announced last December begin to have a greater impact.

For the full year of 2003, CMG revenue could increase 6 to 11 percent from the 2002 level, and operating margin could be from 11 to 13 percent.

CMG second quarter revenue could be up slightly from the first quarter level as revenue from the United States Postal Service begins to increase, and the first parts of the initial implementation phase with the State of Florida are completed. Operating margin could experience slight pressure from the first quarter level as a result of continued investment in our Employee Care business.

Given the dynamics in the second quarter as described above, we expect second quarter EPS to be $0.26 to $0.29. Including the settlement outlined for the cellular partnership, for the full year of 2003 we expect EPS to be $1.01 to $1.31.

ABOUT CONVERGYS

Convergys Corporation (NYSE: CVG), a member of the S&P 500 and the Forbes' Platinum 400, is the global leader in integrated billing, employee care, and customer care services provided through outsourcing or licensing. We serve top companies in telecommunications, Internet, cable and broadband services, technology, financial services, and other industries in more than 40 countries. We also provide integrated, outsourced, human resource services to leading companies across a broad range of industries.

We bring together world-class resources, software, and expertise to help create valuable relationships between our clients and their customers and their employees. This commitment is validated by the more than 1.5 million individual bills our software produces each day to support more than 120 million subscribers, and by the more than

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1.7 million separate customer and employee contacts we manage each day, both live and via electronic interaction.

Convergys[r] employs more than 44,000 people in 45 customer contact centers and in our data centers and other offices in the United States, Canada, Latin America, Europe, the Middle East, and Asia. Convergys is on the net at www.convergys.com, and has world headquarters in Cincinnati.

(Geneva is a trademark and Convergys, the Convergys logo, and Atlys are registered trademarks of Convergys Corporation.)

NON-GAAP MEASURES:

This news release contains non-GAAP financial measures, including pro forma net income and pro forma diluted earnings per share, which are not prepared in accordance with GAAP. A reconciliation of these non-GAAP measures to the comparable GAAP measures is included in the attached financial tables.

CONFERENCE CALL NOTE:

Convergys will host a one-hour conference call on Wednesday, April 23, at 10:00 AM, EDT, to discuss the company's first quarter results. It will feature Jim Orr, Chairman, President, & CEO, and Steve Rolls, CFO. This call will be carried live (with scheduled repeats) on the Internet. A link to the conference call is available at www.convergys.com.

In addition to the non-GAAP financial measures contained in this news release, during this conference call Convergys will disclose free cash flow, which is a non-GAAP financial measure defined as cash flows from operations less the change in the balance of the accounts receivable securitization and capital expenditures. A reconciliation of free cash flow is available at www.convergys.com in the section "Invest in Convergys."

"SAFE HARBOR" NOTE:

Information included in this news release may contain forward-looking statements that involve potential risks for Convergys Corporation. The future results of Convergys could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, the loss of a significant client or significant business from a client, difficulties in completing a contract or implementing its provisions, or completing or implementing an acquisition, potential terrorist activities and the United States' response thereto, and competitive and other factors disclosed in the Form 10-K for the year ended December 31, 2002, filed with the SEC by Convergys Corporation. The company has no current intention of updating any forward-looking statements that may be included herein.

Investor Contacts:

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Steve Rolls, Chief Financial Officer, +1 513 723 3440 or +1 888 284 9900 Taylor
Greenwald, Director of Investor Relations, +1 513 723 3961 or +1 888 284 9900 or investor@convergys.com

Media Contact:

John Pratt, Convergys Corporate PR
+1 513 723 3333 or +1 888 284 9900 or john.pratt@convergys.com
International FreeFone, access AT&T, then 1 888 284 9900

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